SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 28, 2010

FEDFIRST FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

United States	0-51153	25-1828028
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Donner at Sixth Street, Monessen, Pennsylvania          15062
(Address of principal executive offices)          (Zip Code)

(724) 684-6800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 26, 2010, John M. Swiatek was appointed to the Board of Directors of FedFirst Financial Corporation to serve until the next election of directors by the shareholders.  Mr. Swiatek will serve on the Audit, Nominating/Corporate Governance and Compensation Committees of the Board.  The Board of Directors did not select Mr. Swiatek pursuant to any arrangements or understandings between Mr. Swiatek and the Company or any other person.  There are no material agreements or related party transactions between Mr. Swiatek and the Company.

Mr. Swiatek is currently the Director of the Sports, Entertainment and Marketing division of GSP Consulting Corporation.  Prior to joining GSP Consulting in 2009, Mr. Swiatek co-founded and served as the President and Managing Partner of the Washington Wild Things, a minor league professional baseball team in Washington, Pennsylvania.

For more information, reference is made to the Company’s press release dated January 27, 2010, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.
Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Number                         Description

99.1                                Press Release dated January 27, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

FEDFIRST FINANCIAL CORPORATION

Date: January 28, 2010	By:	/s/ Patrick G. O’Brien
	Name:	Patrick G. O’Brien
	Title:	President and Chief Executive Officer